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                                                                    EXHIBIT 10.6

                         MERISEL EDUCATIONAL SERVICES
                MICROSOFT/INTERNET CONTRACT TEACHING AGREEMENT

1.      PARTIES

        The parties to this agreement shall be PROSOFT (hereinafter referred to
                                               -------
        as Trainer) and Merisel, Inc. (hereinafter referred to as Center).

2.      COVENANTS

        Whereas trainer is or employs a Microsoft Certified Trainer who is authorized to teach all of the courses outlined in Section 3.1, and

        Whereas Center desires to hold Microsoft Authorized Classes taught by a Microsoft Authorized Trainer, and

        Whereas Trainer desires and is Certified to teach said classes.

        Now, therefore, in view of the mutual covenants herein contained and the agreement hereunder taken, the parties hereto agree as follows:

3.      CLASSES TO BE HELD AND TAUGHT

3.1 The following classes will be held and taught either at Trainer's BUENA PARK, PALMDALE, AND NORTH HOLLYWOOD,CA facilities or at Center's
        --------------------------------------------
        educational facilities:

        NON-CENTER SPONSORED COURSES**
        ------------------------------
        (COURSES REGULARLY SCHEDULED AT TRAINER'S FACILITIES):


        COURSE TITLE                                                          LENGTH
        ATEC COURSES
        729 Expert Series Bundle                                               5 days
        540 Supporting Microsoft Windows 95                                    5 days
        505 Supporting Microsoft Windows NT 3.51                               5 days
        659 Supporting Microsoft Windows NT Server                             5 days
        472 Internetworking TCP/IP on Microsoft Windows NT                     4 days
        673 Installing Microsoft Internet Information Server                   1 day
        662 Supporting Microsoft Internet Information Server                   3 days
        574 System Administration or Microsoft SQL Server 6                    5 days
        576 Implementing a Database Design on SQL Server 6                     5 days
        646 Supporting Microsoft Systems Management Server 1.1                 5 days
        MICROSOFT INTERNET COURSES
        677 Mastering Internet Development Using Internet Tools                5 days
        484 Microsoft Windows Operating Systems and Serv. Arch                 3 days
        403 Fundamentals of Microsoft visual Basic 4.0                         3 days
        404 Programming with Microsoft Visual Basic 4.0                        5 days
        455 Programming in Visual FoxPro 3.0                                   5 days
        INTERNET COURSES
        Exploring the Internet: Hands-On                                       1 day (2 nights)
        Basic Web Authoring: Hands-On                                          1 day (2 nights)
        Advanced Web Authoring: Hands-On                                       1 day (2 nights)
        Building Web Sites with Microsoft Front Page: Hands-On                 2 days


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MERISEL EDUCATIONAL SERVICES MICROSOFT/INTERNET TEACHING AGREEMENT
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       SEMINAR SERIES (90-minute satellite broadcast or full day tracks)
       Executive Series
         Growing Your VAR Business with Microsoft's Internet Solutions How VARs Are Successfully Conducting Business on the Internet Intranet Deployments-Profit Opportunities for VARs
       End-User Series
         Options for Connecting to the Internet
         Exploring the Internet Effectively: Part 1
         Exploring the Internet Effectively: Part 2
         Creating  Great Web Pages with Microsoft Products
       Systems Engineer Series
         Developing Internet and Intranet Servers with Microsoft Products Microsoft Windows NT 4.0-The best Choice for Internet Platforms Internet Security Solutions and Microsoft Products
       Solution Developer Series
         Microsoft ActiveX-The Key to Great Internet Solutions
         Using Visual Basic for Internet/Intranet Development
         Building Interactive Internet Solutions

       **Trainer will provide student materials


3.2. Center shall be solely responsible for providing the following to the trainer:

       *   Pre-paid registered  students.
       * Notifying Trainer of student "no-show" status by the end of the first day of each course.

       *   Course cancellation will be made by a Registration Specialist.


3.3.   Trainer shall provide the following:

       * One person, who has been certified by Microsoft, to teach the course being given by the Trainer.

       *   The instructor materials as provided by Microsoft.
       * Training facilities which meet Microsoft's specifications for conducting Microsoft authorized courses.
       * One set of student materials, as provided by Trainer for Non-Center sponsored courses to each student.
       * Cancellation and/or Reschedule notice of Non-Center Sponsored classes, two weeks prior to scheduled course start date. If less than two weeks notice is given, trainer is responsible for providing compensation to student for unrecoverable expenses incurred by students with confirmed/paid enrollment in canceled or rescheduled class.
       * Notifying center of student "no show" status by the end of the first day of each course.
       * One Microsoft student certificate upon each student's successful completion of class.
       *   Notification should be made to a Registration Specialist.

3.4. Trainer agrees to conduct specified classes on behalf of Center and is prohibited from using Center name in any other capacity without the express written consent of Center. Further, Trainer agrees not to solicit students provided by Center for additional training classes in any way (including mailing lists, etc.) without the written consent of Center.

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MERISEL EDUCATIONAL SERVICES MICROSOFT/INTERNET TEACHING AGREEMENT
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4.   PAYMENT

4.1 Center agrees to compensate the Trainer for services provided as follows by Trainer under this contract:

     NON-CENTER SPONSORED COURSES TAUGHT AT TRAINER'S FACILITIES

     * 60% of registration fees collected by Center (the amount of such fees to be based on the Trainer's suggested pricing), providing the total number of Center Sponsored students in class equals the registration fees collected and the completed course evaluations sent to Center by Trainer. 60% of registration fees collected for "no shows." Final "no show" determination will be made by an Educational Services Representative taking extenuating circumstances into consideration. If student is allowed to reschedule, Trainer will receive 60% of students' registration fee upon completion of class as outlined above.

4.2 Further, Trainer will provide Center (Operations) with an invoice at the end of each class reflecting total amount due Trainer based on the per student fees outlined above. A completed course evaluation for each student who attended courses (excluding "no-shows") must he attached to invoice as verification of attendance.

4.3. Upon receipt of above items, Center will issue a check to Trainer within 30 working days.

5.   CUSTOMER SATISFACTION

     Trainer will offer a satisfaction guarantee. In the event that a student feels that the defined Microsoft course objectives are not met, student may submit a written request to Trainer within 5 working days following said course either for re-training or some other arrangement that assures customer satisfaction. It is the Trainer's responsibility to provide for the customer's satisfaction.

6.   AUDITING

     Trainer courses may be audited without notification by a Center or Microsoft official. The audit may include the following:

     * A written critique covering the certified instructor's product knowledge and presentation skills.
     *     A written checklist of facility and equipment conditions.
     * A written checklist of documentation and audiovisual materials used for each course.

7.   DEFAULT AND TERMINATION

7.1. Trainer shall be in default under this contract if any of the following occur:
     (i)   Trainer breaches any material term of this Agreement.
     (ii)  Trainer loses their appropriate Microsoft authorization.
     Center shall be in default under this contract if any of the following occur:
     (i)   Center breaches any material term of this Agreement.


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MERISEL EDUCATIONAL SERVICES MICROSOFT/INTERNET TEACHING AGREEMENT
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7.2. NOTICE OF TERMINATION

     The party not in default may terminate this contact by written notice to the other party, if the other party has failed to cure a default under this contract within ten (10) business days after receiving written notice specifically setting forth such default. Upon termination, the terminating party shall have all rights under the Uniform Commercial Code or otherwise, whether at law or in equity, that may be available to it. The election of one remedy shall not exclude the election of another.

8.   GOVERNING LAW

     This contract shall be governed by the law of the State of Massachusetts.

9.   ASSIGNMENT

     Trainer may assign this contract to another Microsoft authorized entity only with prior written permission from the Center. Either party may assign their part of this agreement as part of a corporate reorganization, however, the terms of this agreement will remain in effect and the party will be notified in writing prior to the reassignment of this agreement.

10.  CONFIDENTIALITY

     Trainer acknowledges that by reason of its relationship to Center hereunder it will have access to certain information and materials concerning Center's business, plans, customers, technology, and products that are confidential and of substantial value to Center which value would be impaired if such information were disclosed to third parties. Trainer agrees that neither it (nor its employees and agents) will use in any way for its own account or the account of any third party, nor disclose to any third party any such confidential information or any other information regarding Trainer's business relationship with Center, including the existence of Trainer's business relationship with Center. Trainer shall take every reasonable precaution to protect the confidentiality of such information. (The obligation of Trainer under this paragraph shall survive termination of this Agreement.)


11.  NON-COMPETE TERMS

     Under the terms of this agreement, Trainer agrees not to enter into similar agreements with Ingram Micro, Tech Data, or other of Center's competitors in the VAR wholesale business. Center agrees that it will not enter into similar agreements with other Internet training providers nationwide, and that Trainer will have first right of refusal on all Microsoft ATEC training that is resells in the cities in which Trainer has established a Microsoft ATEC.


12.  SIGNATURES

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives.

     PROSOFT                              MERISEL, INC.

     By: /s/ KEITH D. FREADHOFF           By: /S/ DREW BOYD
        ------------------------             ------------------------
     Name:  Keith D. Freadhoff            Name:  Drew Boyd
     Title: Chairman & CEO                Title: Director, Education Services
     Date:  4/29/96                       Date:  April 29, 1996
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